EXHIBIT 24.1
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                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints each of Brian L. Schorr and Stuart I. Rosen, signing singly, the undersigned's true and lawful attorney-in-fact to:

         (1) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as (i) an officer, (ii) a director, and/or
         (iii) a 10% shareholder of Triarc Companies, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 ("Section 16"). The undersigned hereby agrees on behalf of the undersigned and the undersigned's heirs, executors, legal representatives and assigns to indemnify, defend and hold each of the foregoing attorneys-in-fact harmless from and against any and all claims that may arise against such attorney-in-fact by reason of any violation by the undersigned of the undersigned's responsibilities under Section 16 or any other claim relating to any action taken by such attorney-in-fact pursuant to this Power of Attorney.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2002.


                                                  /s/ Brian L. Schorr
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                                                  Name: Brian L. Schorr